As filed with the Securities and Exchange Commission on August 2, 2007
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933
Covad Communications Group, Inc.
(Exact Name of registrant as specified in its charter)

Delaware	77-0461529
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

110 Rio Robles
San Jose, California	95134-1813
(Address of Principal Executive Offices)	(Zip Code)
2007 Equity Incentive Plan
(Full title of the plan)
James A. Kirkland, Esq.
General Counsel
110 Rio Robles
San Jose, California 95134
(408) 952-6400
(Name, address, and telephone number, including area code, of agent for service)
Copies to:
Dan J. Winnike, Esq.
Tahir J. Naim, Esq.
Fenwick & West LLP
Silicon Valley Center
801 California St.
Mountain View, CA 94041
(650) 988-8500
CALCULATION OF REGISTRATION FEE

		Proposed Maximum		Amount of
Title of Each Class of Securities	Amount To Be	Offering Price	Proposed Maximum	Registration
To Be Registered	Registered (1)	Per Share (2)	Aggregate Offering Price	Fee
Common Stock, $0.001 par value/share	7,400,000
	common shares (3)	$0.83	$6,142,000.00	$188.56

(1)	This Registration Statement shall also cover any additional shares of Registrant’s common stock in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of Registrant common stock.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) promulgated under the Securities Act of 1933 and based upon the average of the high and low sales prices reported on the American Stock Exchange on July 27, 2007.

(3)	Includes shares reserved for issuance upon the exercise of stock options outstanding under the 2007 Equity Incentive Plan.

COVAD COMMUNICATIONS GROUP, INC.
REGISTRATION STATEMENT ON FORM S-8
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information. (1)
Item 2. Registrant Information and Employee Plan Annual Information. (1)
(1) Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
Covad Communications Group, Inc. (the “Registrant”) hereby incorporates by reference in this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):
(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed with the Commission on February 28, 2007, pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b)	All other reports filed pursuant to Section 13(a) or Section 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in paragraph (a) above; and

(c)	The description of the Registrant’s common stock contained in the Registrant’s registration statements on Form 8-A filed pursuant to Section 12(g) of the Exchange Act on January 19, 1999, February 22, 2000, December 14, 2001 and July 27, 2005.
In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.
The documents incorporated by reference herein may contain forward-looking statements that involve risks and uncertainties. The Registrant’s actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, the risks identified in the respective documents incorporated by reference.
Item 4. Description of Securities.
Not applicable.

Item 5. Interests of Named Experts and Counsel.
Not applicable.
Item 6. Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law permits indemnification of officers, directors, and other corporate agents under certain circumstances and subject to certain limitations. The Registrant’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the Registrant shall indemnify its directors, officers, employees and agents to the full extent permitted by the Delaware General Corporation Law, including circumstances in which indemnification is otherwise discretionary under Delaware law. In addition, the Registrant has entered into separate indemnification agreements with its directors and executive officers which require the Registrant, among other things, to indemnify them against certain liabilities which may arise by reason of their status or service (other than liabilities arising from acts or omissions not in good faith or willful misconduct).
The above discussion of the Delaware General Corporation Law and the Registrant’s Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws and indemnification agreements is not intended to be exhaustive and is qualified in its entirety by such statutes, Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws and indemnification agreements.
Item 7. Exemption from Registration Claimed.
Not applicable.
Item 8. Exhibits.

Exhibit
Number	Description
4.1	Registrant’s Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Registrant’s Form S-1/A filed with the SEC on July 17, 2000 (File No. 333-38688)) .

4.2	Registrant’s Certificate of Amendment of Certificate of Incorporation of the Registrant filed on July 14, 2000 (incorporated by reference to Exhibit 3.5 to the Registrant’s Form S-1/A filed with the SEC on July 17, 2000 (File No. 333-38688)) .

4.3	Registrant’s Certificate of Amendment of Certificate of Incorporation of the Registrant filed on December 20, 2001 (incorporated by reference to Exhibit 3.3 to the Registrant’s Form 10-K for the year ended December 31, 2001 filed with the SEC on March 29, 2002 (File No. 000-25271)) .

4.4	Registrant’s Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed with the SEC on November 2, 2005 (File No. 001-32588)).

5.1	Opinion of Fenwick & West LLP.

23.1	Consent of Independent Registered Public Accounting Firm (PricewaterhouseCoopers LLP).

23.2	Consent of Fenwick & West LLP (included in Exhibit 5.1).

24.1	Power of Attorney (incorporated by reference to the signature page of this Registration Statement).

99.1	Covad Communications Group, Inc. 2007 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed with the SEC on June 12, 2007 (File No. 001-32588)).

99.2	Covad Communications Group, Inc. 2007 Equity Incentive Plan—Form of Notice of Stock Option Grant and Stock Option Award Agreement (incorporated by reference to Exhibit 10.2 to the Registrant’s Form 8-K filed with the SEC on June 12, 2007 (File No. 001-32588)).

Exhibit
Number	Description
99.3	Covad Communications Group, Inc. 2007 Equity Incentive Plan- Form of Notice of Restricted Stock Award and Restricted Share Agreement (incorporated by reference to Exhibit 10.3 to the Registrant’s Form 8-K filed with the SEC on June 12, 2007 (File No. 001-32588)).

99.4	Covad Communications Group, Inc. 2007 Equity Incentive Plan- Form of Notice of Stock Bonus Award (incorporated by reference to Exhibit 10.4 to the Registrant’s Form 8-K filed with the SEC on June 12, 2007 (File No. 001-32588)).

99.5	Covad Communications Group, Inc. 2007 Equity Incentive Plan- Form of Notice of Restricted Stock Unit Award and Award Agreement (incorporated by reference to Exhibit 10.5 to the Registrant’s Form 8-K filed with the SEC on June 12, 2007 (File No. 001-32588)).

99.6	Covad Communications Group, Inc. 2007 Equity Incentive Plan- Form of Notice of Stock Appreciation Right Award and Award Agreement (incorporated by reference to Exhibit 10.6 to the Registrant’s Form 8-K filed with the SEC on June 12, 2007 (File No. 001-32588)).
Item 9. Undertakings.
(a) The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and
(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to the information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
(2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering of those securities.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:
The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on August 2, 2007.

COVAD COMMUNICATIONS GROUP, INC.
By:	/s/ Charles E. Hoffman
Charles E. Hoffman
President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles E. Hoffman and James A. Kirkland, each of them, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles E. Hoffman	President, Chief Executive Officer and
Charles E. Hoffman	Director (Principal Executive Officer)	August 2, 2007

/s/ Justin Spencer	Chief Financial Officer (Principal Financial
Justin Spencer	and Accounting Officer)	August 2, 2007

/s/ Chuck McMinn Chuck McMinn	Chairman of the Board of Directors	August 2, 2007

/s/ L. Dale Crandall L. Dale Crandall	Director	August 2, 2007

/s/ Diana Leonard Diana Leonard	Director	August 2, 2007

/s/ Robert Neumeister Robert Neumeister	Director	August 2, 2007

/s/ Larry Irving Larry Irving	Director	August 2, 2007

/s/ Richard A. Jalkut Richard A. Jalkut	Director	August 2, 2007

/s/ Daniel C. Lynch Daniel C. Lynch	Director	August 2, 2007

COVAD COMMUNICATIONS GROUP, INC.
INDEX TO EXHIBITS

Exhibit
Number	Description
4.1	Registrant’s Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Registrant’s Form S-1/A filed with the SEC on July 17, 2000 (File No. 333-38688)) .

4.2	Registrant’s Certificate of Amendment of Certificate of Incorporation of the Registrant filed on July 14, 2000 (incorporated by reference to Exhibit 3.5 to the Registrant’s Form S-1/A filed with the SEC on July 17, 2000 (File No. 333-38688)) .

4.3	Registrant’s Certificate of Amendment of Certificate of Incorporation of the Registrant filed on December 20, 2001 (incorporated by reference to Exhibit 3.3 to the Registrant’s Form 10-K for the year ended December 31, 2001 filed with the SEC on March 29, 2002 (File No. 000-25271)) .

4.4	Registrant’s Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed with the SEC on November 2, 2005 (File No. 001-32588)).

5.1	Opinion of Fenwick & West LLP.

23.1	Consent of Independent Registered Public Accounting Firm (PricewaterhouseCoopers LLP).

23.2	Consent of Fenwick & West LLP (included in Exhibit 5.1).

24.1	Power of Attorney (incorporated by reference to the signature page of this Registration Statement).

99.1	Covad Communications Group, Inc. 2007 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed with the SEC on June 12, 2007 (File No. 001-32588)).

99.2	Covad Communications Group, Inc. 2007 Equity Incentive Plan—Form of Notice of Stock Option Grant and Stock Option Award Agreement (incorporated by reference to Exhibit 10.2 to the Registrant’s Form 8-K filed with the SEC on June 12, 2007 (File No. 001-32588)).

99.3	Covad Communications Group, Inc. 2007 Equity Incentive Plan- Form of Notice of Restricted Stock Award and Restricted Share Agreement (incorporated by reference to Exhibit 10.3 to the Registrant’s Form 8-K filed with the SEC on June 12, 2007 (File No. 001-32588)).

99.4	Covad Communications Group, Inc. 2007 Equity Incentive Plan- Form of Notice of Stock Bonus Award (incorporated by reference to Exhibit 10.4 to the Registrant’s Form 8-K filed with the SEC on June 12, 2007 (File No. 001-32588)).

99.5	Covad Communications Group, Inc. 2007 Equity Incentive Plan- Form of Notice of Restricted Stock Unit Award and Award Agreement (incorporated by reference to Exhibit 10.5 to the Registrant’s Form 8-K filed with the SEC on June 12, 2007 (File No. 001-32588)).

99.6	Covad Communications Group, Inc. 2007 Equity Incentive Plan- Form of Notice of Stock Appreciation Right Award and Award Agreement (incorporated by reference to Exhibit 10.6 to the Registrant’s Form 8-K filed with the SEC on June 12, 2007 (File No. 001-32588)).